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                                                                     EXHIBIT 5.1


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direct dial: 248.723.0347        Timothy E. Kraepel             email: TKraepel@howardandhoward.com
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                                  May 3, 2004


PSB Group, Inc.
Attn: Robert L. Cole
1800 East Twelve Mile Road
Madison Heights, MI 48071


Gentlemen:

         We have acted as counsel to PSB Group, Inc. in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, covering 200,000 shares of PSB Group, Inc. Common Stock ("Common Stock") offered pursuant to the PSB Group, Inc. Dividend Reinvestment Plan (the "Plan").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates, and other documents and conducted interviews with officers as we considered necessary or appropriate for purpose of this opinion.

         It is our opinion that the Common Stock issuable under the Plan has been duly authorized and when issued in the manner described in the Plan, will be legally issued, fully paid, and non-assessable.

         We consent to the use of our name under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement.


                                         VERY TRULY YOURS,

                                         HOWARD & HOWARD

                                         /s/ TIMOTHY E. KRAEPEL

                                         TIMOTHY E. KRAEPEL